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EXHIBIT 21.1




                         SUBSIDIARIES OF THE REGISTRANT


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                                                                JURISDICTION OF
NAME OF SUBSIDIARY                                              INCORPORATION
------------------                                              -------------
Dal-Tile Group Inc.........................................       Delaware
Dal-Tile Corporation.......................................     Pennsylvania
Tileways, Inc..............................................       Delaware
DTM/CM Holdings, Inc.......................................       Delaware
Dal-Tile I LLC ............................................       Delaware
DTG Tile Corp..............................................       Delaware
DTL Tile Corp..............................................       Delaware
Dal-Tile Puerto Rico.......................................      Puerto Rico
Dal-Tile Mexico, S.A. de C.V. .............................        Mexico
Dal-Tile of Canada Inc.....................................        Ontario

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